Exhibit 10.7 AVAYA HOLDINGS CORP. CASH LONG-TERM INCENTIVE PLAN Effective as of May 19, 2016 1. PURPOSE. The purpose of the Avaya Holdings Corp. Cash Long-Term Incentive Plan (the “Plan”) is to provide cash incentives to selected employees of Avaya Holdings Corp. and its subsidiaries (collectively, the “Company”) who are expected to be in a position to increase the value of the Company through their efforts. The Plan will reward individuals based on their performance and that of the Company and it is designed to enhance the ability of the Company to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends. 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below: (a) “Administrator” shall mean the CEO or any delegate of the CEO. (b) “Award” shall mean a cash payment. (c) “Award Agreement” shall mean a written agreement between the Company and the Participant evidencing the Award. (d) “Board” shall mean the Board of Directors of Avaya Holdings Corp. (e) “Cause” shall mean: (i) If the Participant is a party to an Employment agreement with the Company and such agreement provides for a definition of Cause, the definition contained therein; or (ii) If no such agreement exists or if such agreement does not define Cause, (A) a material breach by the Participant of the Participant’s duties and responsibilities which is not promptly remedied after the Company gives the Participant written notice specifying such breach, or (B) the commission by the Participant of a felony, or (C) the commission by the Participant of theft, fraud, a material breach of trust or any material act of dishonesty involving the Company, or (D) a significant violation by the Participant of the code of conduct of the Company or of any statutory or common law duty of loyalty to the Company. (f) “CEO” means the Chief Executive Officer of Avaya Holdings Corp. (g) “Change in Control” means the first (and only the first) to occur of the following: (i) the consummation of a merger, sale, transfer, conveyance or transaction involving Avaya Holdings Corp., Avaya Inc. or its or their affiliates, such that, immediately following such transaction or disposition (or series of related transactions or

- 2 - dispositions), the Sponsors and their affiliates beneficially own securities representing less than fifty percent (50%) of the voting power of all outstanding voting securities of Avaya Holdings Corp.; (ii) the disposition, by the Sponsors and their affiliates, in one or a series of transactions, of the equity securities of Avaya Holdings Corp., such that the Sponsors and their affiliates beneficially own securities representing less than fifty percent (50%) of the voting power of all outstanding voting securities of Avaya Holdings Corp.; or (iii) the consummation of the sale, lease, transfer, conveyance or other disposition, in one or a series of transactions, of all or substantially all of the assets of Avaya Holdings Corp., Avaya Inc. and their subsidiaries taken as a whole, to any “person” (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) other than to a Sponsor or any of its affiliates. (h) “Change in Control Period” means the period commencing on the first date on which a Change in Control occurs and ending on the second anniversary of such date. (i) “Code” means the United States Internal Revenue Code, as may be amended from time to time, and the regulations promulgated thereunder. (j) “Committee” shall mean the Compensation Committee of the Board (or any successor committee or delegate appointed by the Board). (k) “Disability” means a disability that would entitle the Participant to long-term disability benefits under the Company’s or any of its subsidiaries’ long-term disability plans to which the Participant participates. Notwithstanding the foregoing, in any case in which a benefit that constitutes or includes “nonqualified deferred compensation” subject to Code Section 409A would be payable by reason of Disability, the term “Disability” shall mean a disability described in Treas. Regs. Section 1.409A-3(i)(4)(i)(A). (l) “Employment” means the employment relationship with the Company. A Participant who receives an Award in his or her capacity as a Company employee will be deemed to cease Employment when the employee-employer relationship with the Company ceases. If a Participant’s relationship is with a subsidiary of the Company and that subsidiary ceases to be a subsidiary of the Company, the Participant will be deemed to cease Employment when the entity ceases to be a subsidiary of the Company unless the Participant transfers Employment to the Company or its remaining subsidiaries. In any case where a cessation of a Participant’s Employment would affect the Participant’s rights to payment under an Award that includes nonqualified deferred compensation subject to Code Section 409A, references to cessation of Employment shall be construed to require a “separation from service” as defined in Code Section 409A. (m) “Good Reason” means any of the following, in each case, without the Participant’s consent:

- 3 - (i) any material diminution of the Participant’s responsibilities or authority or the assignment of any duties inconsistent with his or her position, from those in effect immediately prior to a Change in Control; (ii) a reduction of the Participant’s annual base salary and/or bonus as in effect on the date of a Change in Control or as the same may be increased from time to time; (iii) a relocation of the Participant’s principal office location more than fifty (50) miles from the Company’s offices at which the Participant is based prior to a Change in Control (except for required travel on the Company’s business to an extent substantially consistent with the Participant’s business travel obligations immediately prior to the Change in Control); (iv) any material breach by the Company or its affiliates of any other written agreement with the Participant that remains uncured for ten (10) days after written notice of such breach is given to the Company; or (v) the failure of the Company to obtain the assumption in writing of its obligations under this Plan or any Award Agreement by any successor to all or substantially all of the assets of the Company. The Participant’s right to terminate the his or her Employment for Good Reason will not be affected by his or her incapacity due to physical or mental illness. The Participant’s continued Employment will not constitute consent to, or a waiver of rights with respect to, any act or failure to act that constitutes Good Reason. Notwithstanding the foregoing, the occurrence of an event that would otherwise constitute Good Reason will cease to be an event constituting Good Reason, if the Participant does not timely provide notice to the Company within ninety (90) days of the date on which the Participant first becomes aware of the occurrence of that event. The Company shall have fifteen (15) days following receipt of the Participant’s written notice in which to correct in all material respects the circumstances constituting Good Reason, and the Participant must terminate Employment within sixty (60) days following expiration of the Company’s fifteen (15)-day cure period. Otherwise, any claim of such circumstances constituting “Good Reason” shall be deemed irrevocably waived by the Participant. For purposes of this Plan, the Executive’s good faith determination of “Good Reason” shall be conclusive. (n) “Participant” shall mean any person selected by the Administrator to participate in the Plan. (o) “Performance Criteria” shall mean specified criteria the satisfaction of which is a condition for the grant, vesting or full enjoyment of certain Awards. Performance Criteria may be based on individual performance, other Company and business unit financial objectives, customer satisfaction indicators, operational efficiency measures, and other measurable objectives tied to the Company’s success or such other criteria as the Administrator or the Committee shall determine.   (p) “Sponsors” means each of (i)(A) Silver Lake Partners II, L.P., (B) Silver Lake Technology Investors II, L.P., (C) Silver Lake Partners III, L.P., and Silver Lake Technology Investors III, L.P. and their respective affiliates who become stockholders of the Company, and

- 4 - (ii)(A) TPG Partners V, L.P., (B) TPG FOF V-A, L.P., (C) TPG VOV F-B, L.P. and their respective affiliates who become stockholders of the Company. 3. ELIGIBILITY. (a) Individuals employed by the Company are eligible to be Participants under the Plan and may be considered for an Award. The Administrator will select Participants from among those individuals employed by the Company who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company. (b) An employee is not rendered ineligible to be a Participant by reason of being a member of the Board. Nothing in this section shall be construed to entitle a Participant to an Award. 4. AWARDS - GENERAL. (a) Subject to the limitations provided herein, the Administrator will determine the terms of all Awards, including, without limitation, the vesting terms and the Performance Criteria (if any). In addition, the amount paid to a Participant with respect to an Award shall be determined in the sole discretion of the Administrator or in the sole discretion of such person or committee empowered by the Administrator; provided, however, that in accordance with the Committee’s charter (as then in effect), the Committee, after consideration of the Administrator’s recommendation, will determine the terms and amounts of each Award to certain Company officers. (b) The Administrator will furnish to each Participant an Award Agreement setting forth the terms applicable to the Participant’s Award, including, without limitation, the vesting terms and the Performance Criteria (if any). By entering into an Award Agreement, the Participant agrees to the terms of the Award and of the Plan. (c) Cash payouts of vested Awards will be made by the Company through payroll as soon as practicable after completion of a particular vesting period. 5. OTHER CONDITIONS. (a) No person shall have any claim to an Award under the Plan and there is no obligation for uniformity of treatment of Participants under the Plan. Awards under the Plan may not be assigned or alienated. (b) Neither the Plan nor any action taken hereunder shall be construed as giving to any Participant the right to be retained in the employ of the Company. (c) The Company shall have the right to deduct from any Award to be paid under the Plan any federal, state or local taxes required by law to be withheld with respect to such payment.

- 5 - (d) Awards under the Plan will not be included in base compensation or covered compensation under the retirement programs of the Company for purposes of determining pensions, retirement and/or death related benefits. 6. EFFECT OF TERMINATION OF EMPLOYMENT. Subject to Section 7 below, if a Participant’s Employment with the Company is terminated for any reason (including, without limitation, by the Company with or without Cause, by the Participant or due to death or Disability) before the Award is paid, then any outstanding and unvested Award shall be automatically forfeited. For the avoidance of doubt, vested but unpaid Awards will be paid (to the extent vested). Notwithstanding the foregoing, the Award(s) of a Participant who is on a Company-approved leave of absence or a leave of absence permitted or required under any law or regulation within the country of local jurisdiction in which such Participant’s Employment is based will not be automatically forfeited under this section. 7. EFFECT OF TERMINATION OF EMPLOYMENT IN CONNECTION WITH A CHANGE IN CONTROL. If a Participant’s Employment with the Company is terminated during the Change in Control Period (a) by the Company for any reason other than for Cause, (b) by the Participant for Good Reason or (c) due to the Participant’s death or Disability, the vesting of all outstanding Awards granted to such Participant shall be accelerated and such Awards shall be fully vested as of the Participant’s final day of Employment with the Company. 8. PLAN ADMINISTRATION. (a) The Administrator shall have full discretionary power to administer and interpret this Plan and to establish rules for its administration (including the power to delegate authority to others to act for and on behalf of the Administrator). In making any determinations under or referred to in this Plan, the Administrator and its delegates, if any, may, but are not required, to rely on opinions, reports or statements of employees of the Company and of counsel, public accountants and other professional or expert persons. (b) This Plan shall be governed by and interpreted under the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof. 9. MODIFICATION OR TERMINATION OF PLAN. The Board or the Committee may modify or terminate this Plan at any time, effective as of such date as the Board or the Committee, respectively, may determine. Notwithstanding the foregoing, any authorized officer of the Company, with the concurrence of the Company’s legal advisors, shall be authorized to make minor or administrative changes in this Plan or changes required by or made desirable by law or government regulation. Such a modification may affect present and future Participants. 10. TERM OF THE PLAN. This Plan shall continue in full force and effect until such time as it is terminated by the Board or the Committee in accordance with Section 9. 11. SUCCESSORS. All obligations of the Company under this Plan, with respect to Awards granted hereunder, shall be binding upon any successor to the Company. The Company

- 6 - shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform its obligations under this Plan and/or any Award Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Plan, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise. 12. OTHER COMPENSATION ARRANGEMENTS. The existence of the Plan or the grant of any Award will not in any way affect the right of the Company to award a person bonuses or other compensation in addition to Awards under the Plan. 13. COMPLIANCE WITH CODE SECTION 409A. It is the intent that this Plan comply with the requirements of Code Section 409A so that none of the payments to be provided hereunder will be subject to the additional tax imposed under Code Section 409A (including, without limitation, that, notwithstanding anything herein to the contrary, no payout of a vested Award will occur later than the later of (a) the fifteenth day of the third month of the Company’s fiscal year following the date such Award vested, or (b) the fifteenth day of the third month of the calendar year following the date the Award vested), and any ambiguities herein will be interpreted to so comply. 14. CLAWBACK. Notwithstanding any other provisions in this Plan, to the extent that an Award is subject to recovery under any law, government regulation or stock exchange listing requirement, the Award will be subject to such deductions and/or clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement). [no more text on this page]

  [Signature Page to Avaya Holdings Corp. Cash Long-Term Incentive Plan] IN WITNESS WHEREOF, the Company has caused this Plan to be adopted and executed as of the date first listed above. AVAYA HOLDINGS CORP. By: __/s/ David Vellequette_____ Name: David Vellequette Title: Senior Vice President and Chief Financial Officer